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                                                                    Exhibit 21.1

                    MATERIAL SUBSIDIARIES OF AQUANTIVE, INC.
                                February 28, 2007


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NAME OF SUBSIDIARY                                                    JURISDICTION OF INCORPORATION

Atlas DMT LLC                                                         New York

Avenue A/Razorfish LLC                                                New York

aQuantive Paymaster, LLC                                              New York

Drive Performance Media LLC                                           New York

Atlas Europe Ltd. (formerly TechnologyBrokers Ltd.)                   United Kingdom

MediaBrokers Ltd.                                                     United Kingdom

DNA Consulting Ltd.                                                   United Kingdom

NetConversions, Inc.                                                  Delaware

Avenue A/Razorfish Philadelphia LLC ..(formerly i-FRONTIER, Corp.)    Pennsylvania

Avenue A/Razorfish Search, LLC (formerly eonMedia, LLC)               Colorado

Atlas OnePoint, LLC (formerly Go Toast, LLC)                          Colorado

aQuantive Australia Pty Ltd.                                          Australia

Neue Digitale, Agentur fur Neue Medien GmbH                           Germany

Amnesia Group Pty. Ltd.                                               Australia

e-Crusade Marketing Co. Ltd.                                          China

Franchise Gator, LLC                                                  Georgia

Accipiter Solutions, Inc.                                             Delaware

BidClix, Inc.                                                         Delaware
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